Exhibit 5.1

[Letterhead of Richards, Layton & Finger, PA]

February 11, 2025

Angi Inc.

3601 Walnut Street, Suite 700

Denver, Colorado 70205

Re:	Registration Statement on Form S-3 (Registration No. 333-284531)

Ladies and Gentlemen:

We are acting as special Delaware counsel to Angi Inc., a Delaware corporation (the “Company”), in connection with its preparation and filing of the Company’s Registration Statement on Form S-3 (as amended, the “Registration Statement”) relating to up to 41,959,882 shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) to be distributed by IAC Inc., a Delaware corporation (“IAC”), to the stockholders of IAC pursuant to a special dividend (such shares of Class A Common Stock to be so distributed, the “Shares” and such distribution the “Distribution”). In this connection you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

In rendering this opinion, we have examined the Company’s amended and restated certificate of incorporation and amended and restated bylaws as currently in effect and the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your consent, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company. In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Angi Inc.

February 11, 2025

With your consent, we have assumed that the contemplated one for ten reverse stock split of the capital stock of the Company (as described in the Registration Statement) will be effective prior to the effective time of the Distribution. In addition, with your consent, we have assumed that prior to the effective time of the Distribution, (i) all shares of Class A Common Stock and all shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”) owned by IAC Group, LLC, a wholly owned subsidiary of IAC, will be transferred to IAC and the stock ledger of the Company will reflect such transfers, and (ii) that all outstanding shares of Class B Common Stock owned by IAC will be converted to shares of Class A Common Stock in accordance with the Company’s amended and restated certificate of incorporation and the issuance of such shares of Class A Common Stock will be recorded in the stock ledger of the Company.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that when the Shares are distributed by IAC to its stockholders in the Distribution as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable under the General Corporation Law.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the General Corporation Law currently in effect, and we have not considered and express no opinion on the effect of any other laws of the State of Delaware or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion and consent as Exhibit 5.1 and Exhibit 23.1, respectively, to the Registration Statement.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Richards, Layton & Finger, PA